Comparison of change in value of $10,000 investment in Dreyfus Premier Short-Intermediate
    Municipal Bond Fund Class D shares and the
    Lehman Brothers 3-Year Municipal Bond Index

    EXHIBIT A:

                                Dreyfus Premier
                               Short-Intermediate
 PERIOD                            Municipal        Lehman Brothers 3-Year
                                   Bond Fund        Municipal Bond Index *
                                (Class D shares)


 3/31/93                             10,000                 10,000
 3/31/94                             10,305                 10,272
 3/31/95                             10,606                 10,776
 3/31/96                             11,219                 11,476
 3/31/97                             11,663                 11,967
 3/31/98                             12,322                 12,702
 3/31/99                             12,843                 13,372
 3/31/00                             13,112                 13,622
 3/31/01                             13,894                 14,703
 3/31/02                             14,345                 15,348
 3/31/03                             14,917                 16,434


    * Source: Lipper Inc.

    Average Annual Total Returns as of 3/31/03


                                                           1 Year                5 Years               10 Years
    --------------------------------------------------------------------------------------------------------------------------------

    CLASS D SHARES                                         3.99%                  3.90%                 4.08%
